UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2016

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York		14221
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

National Fuel Gas Company (the “Company”) is filing this Form 8-K/A as an amendment to its Current Report on Form 8-K filed on December 14, 2016 (the “Original Report”). The Original Report contained an inadvertent error with respect to the board committee to which Mr. Skains has been named. This Current Report on Form 8-K/A corrects that error and does not amend the Original Report in any other way.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2016, the Board of Directors (“Board”) of National Fuel Gas Company (the “Company”) elected Thomas E. Skains to serve as a director of the Company, to hold office until the Company’s next Annual Meeting of Stockholders. Mr. Skains is the former Chairman, Chief Executive Officer and President of Piedmont Natural Gas Company, Inc. (“Piedmont”), a natural gas utility company, having served from 2002 as President, and from 2003 as Chairman and CEO until his retirement in October 2016. Mr. Skains has been named to the Board’s Compensation Committee.

The Company will compensate Mr. Skains in the same manner it compensates its other non-employee directors, as described at page 16 of the Company’s proxy statement filed January 22, 2016. In addition, like the Company’s other directors, Mr. Skains has received an indemnification agreement, the terms of which are described in the Company’s Form 8-K filed September 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

December 15, 2016	By:	/s/ Sarah J. Mugel
Sarah J. Mugel
Assistant Secretary